Exhibit 99.1
Press Release Dated December 19, 2012

Sunset Directors Appointed Who Support Rotational Farm Fallowing

DENVER – December 19, 2012 – Two Rivers Water Company (OTC QB: TURV) (http://www.2riverswater.com) announced today that directors supportive of Two Rivers’ rotational farm fallowing business model have been appointed to the Board of Directors of Sunset Metropolitan District.

“Working with Sunset, a metropolitan district that supports rotational farm fallowing, allows Two Rivers to more effectively acquire water for our farming operations and increases the efficiencies and sustainability of water resources in the Arkansas River Basin,” commented John McKowen, CEO of Two Rivers.

ABOUT TWO RIVERS WATER COMPANY

Two Rivers Water Company acquires and develops high yield irrigated farmland and the associated water rights in the western United States, and is presently focusing on the Huerfano and Cucharas two river basin and the Arkansas river basin in southern Colorado. At the present time, Two Rivers Water operates two core businesses, organic crop production and traditional cropping. We are aggressively expanding operations through various funding mechanisms to develop our business model in southern Colorado with a view to the future implementation of this business model in other areas in the arid West.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

CONTACT:

Two Rivers Water Company
John McKowen, CEO
(303) 222-1000
jmckowen@2riverswater.com

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